Exhibit 4.44
Canada and International
SUBSCRIPTION FOR UNITS

TO:	Spectrum Signal Processing Inc. (the “Corporation”) One Spectrum Court 200 – 2700 Production Way Burnaby, British Columbia V5A 4X1
The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of units of the Corporation (the “Units”) set forth below for the aggregate subscription price set forth below, representing a subscription price (the “Subscription Price”) of Cdn.$0.78 per Unit, upon and subject to the terms and conditions set forth in this Subscription Agreement. Each Unit consists of one common share (a “Common Share”) of the Corporation and one quarter of one common share purchase warrant, each whole common share purchase warrant (a “Warrant”) entitling the holder to purchase one additional Common Share (a “Warrant Share”) on the terms and conditions set out in the form of Warrant certificate attached as Schedule B. This subscription is subject to acceptance by the Corporation and, subject to applicable securities laws, may be accepted as to the number of Units subscribed for below or such lesser number as may be determined by the Corporation in its sole discretion.
DATED at ____________________, in the Province of ____________________ this __________ day of ____________________, 2006.

(Name of Subscriber — please print)

By:
(Authorized Signature)

(Official Capacity or Title — please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address)

(Telephone Number) (E-Mail Address)

Number of Units:

Aggregate Subscription Price:

Principal’s Name and Address:
Please complete if purchasing as an agent for any other beneficial purchaser and not deemed to be purchasing as principal under applicable securities legislation:

(Name of Principal)

(Principal’s Address)

Registration Instructions:

(Name)

(Account reference, if applicable)

(Address)

Delivery Instructions: Please specify where you would like the Units to be delivered, if different from your address above

(Name)

(Account reference, if applicable)

(Contact)

(Address)

Number of Common Shares Currently Held (excluding those subscribed for herein):

The Subscriber is an Insider of the Corporation	Yes ☐	No ☐

Canada and International
Note to Subscriber — you must:
(1)	read this Subscription Agreement and complete the cover page;

(2)	read Schedule A; and

(3)	if you are a resident of or your purchase of securities hereunder is otherwise subject to the securities laws of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Newfoundland and Labrador, Nova Scotia, Prince Edward Island, Northwest Territories, Nunavut or an International Jurisdiction (outside of Canada and the United States), and you are an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions OR you are purchasing securities hereunder having an aggregate subscription price of not less than Cdn.$150,000, read and complete Annex I or Annex II to Schedule A, as applicable.
If you are not an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and you are not purchasing securities having an aggregate subscription price of Cdn.$150,000 or greater, then you may not subscribe for securities under this Subscription Agreement.
Please return all completed pages by facsimile with the full original by courier to the following address by no later than 4:00 p.m. (Vancouver time), __________, October 4, 2006:
McCarthy Tétrault LLP
777 Dunsmuir Street, Suite 1300
Vancouver, British Columbia
CANADA V7Y 1K2
Attention: Michael Urbani
Tel: (604) 643-7189
Fax: (604) 605-5289

Canada and International
TERMS AND CONDITIONS
OF SUBSCRIPTION
1.	Private Placement. The Subscriber acknowledges that the Units will be issued in connection with the creation, issue and sale of up to 2,000,000 Units by the Corporation on a private placement basis at a Subscription Price of Cdn.$0.78 per Unit, for aggregate gross proceeds of approximately Cdn.$1,560,000 (the “Offering”).

2.	Subscription for Units. The Subscriber hereby confirms its subscription for and agrees to take up the Units as provided for on the cover page of this Subscription Agreement and acknowledges that this subscription is subject to acceptance by the Corporation and to the fulfilment of certain other terms and conditions by the Subscriber.

3.	Certain Representations, Warranties and Covenants of Subscriber. By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of each beneficial purchaser on whose behalf the Subscriber is acting) further represents, warrants and covenants to the Corporation (which representations, warranties and covenants shall survive the closing of the purchase of the Units) and acknowledges that the Corporation and its counsel are relying thereon that:
(a)	it has been independently advised as to and is aware that applicable securities legislation may impose restrictions on the resale of the Common Shares and Warrants comprising the Units and of the Warrant Shares issuable upon exercise of the Warrants (the Common Shares comprising the Units, and the Warrant Shares are collectively referred to as the “Securities”) and is aware of the risks in purchasing and the other characteristics of the Units and of the fact that it may not be able to resell the Securities except in accordance with the terms and conditions of this Subscription Agreement, applicable securities legislation and regulatory policy;

(b)	it acknowledges and understands that the certificates representing the both the Warrants and the Securities will bear a legend regarding restrictions on transfer which may apply under applicable securities legislation;

(c)	it acknowledges and understands that (i) it has been advised to, and should, consult its own legal advisors with respect to applicable restrictions on the resale of the Securities purchased by it, and (ii) it is solely responsible (and the Corporation is not in any manner responsible) for compliance with such restrictions, and (iii) it will comply with such restrictions;

(d)	it acknowledges and understands that the Corporation has the right to accept this subscription offer in whole or in part;

(e)	it is capable of assessing the proposed investment as a result of its financial and investment experience or as a result of advice received from a person registered under applicable securities legislation as an adviser or dealer, other than the Corporation or any affiliates thereof, and is able to bear the economic loss of its investment;

(f)	it acknowledges that it has been encouraged to obtain independent legal, investment and tax advice with respect to its subscription of Units and accordingly has had the opportunity to acquire an understanding of the meanings of all the terms contained herein relevant to the Subscriber for the purpose of giving representations, warranties and covenants under this Subscription Agreement and the transactions contemplated hereunder;

(g)	it has not in connection with the Offering, received, nor has it requested, nor does it have any need to receive, any offering memorandum or similar document describing the business and affairs of the Corporation which has been or appears or purports to have been prepared primarily for delivery to, and review by, prospective subscribers in order to assist them in making an investment decision in respect of the Units;

(h)	insofar as the Subscriber is aware, the offering of Units is not being accompanied by any advertisement in the printed media or on radio or television or by other means of telecommunication including electronic display such as the Internet or any other form of advertisement or general solicitation with respect to the distribution;

(i)	the Subscriber certifies that it is resident in the province set out in the “Subscriber’s Address” on the cover page of this Subscription Agreement and, if the Subscriber is purchasing as an agent or trustee for one or more beneficial purchasers as described in Section 3(r)(i), each such beneficial purchaser is resident in the province set out in the “Subscriber’s Address” on the cover page of this Subscription Agreement and if the Subscriber is acting as an agent or trustee for one or more beneficial purchasers as described in Section 3(r)(ii), the name and address of each such beneficial purchaser is set out in the “Principal’s Name and Address” on the cover page of this Subscription Agreement, and the purchase by and sale to the Subscriber of the Units, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale (whether with or with respect to the Subscriber or any beneficial purchaser) has occurred only in such province;

(j)	it has properly, executed and delivered to the Corporation, Annex I to Schedule A or Annex II to Schedule A, as applicable, and the information contained therein is true and correct;

(k)	this Subscription Agreement has been duly and validly executed and delivered by the Subscriber, and, if the Subscriber is not an individual, has been duly authorized by the Subscriber, and, upon acceptance by the Corporation, this Subscription Agreement will constitute a legal, valid and binding contract of the Subscriber enforceable against the Subscriber, and any beneficial purchasers on whose behalf the Subscriber is acting, in accordance with its terms;

(l)	if the Subscriber is a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals and authorizations of directors, shareholders, partners or otherwise have been given and obtained;

(m)	if an individual, it has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto;

(n)	it acknowledges and understands that no person has made any written or oral representation (i) that any person will resell or repurchase the Securities; (ii) that any person will refund the purchase price of the Units; and (iii) as to future price or value of the Securities;

(o)	it acknowledges and understands that (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units, (ii) there is no government or other insurance covering the Units, (iii) there are risks associated with the purchase of the Units, (iv) there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities, and (v) the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under applicable securities legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, will not be available to the Subscriber;

(p)	if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, it will, with respect to this Subscription Agreement, execute, deliver and file or assist the Corporation in obtaining and filing such reports, undertakings and other documents relating to the purchase of the Units by the Subscriber as may be required, including, without limitation, any applicable form referred to in Section 5 hereof;

(q)	unless purchasing under Section 3(r) or 3(s) below, it is or is deemed to be, pursuant to National Instrument 45-106 “Prospectus and Registration Exemptions” (“NI 45-106”), purchasing the Units as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Securities, it is resident in, or otherwise subject to the applicable securities legislation of, the jurisdiction set out as the “Subscriber’s Address” on the cover page of this Subscription Agreement and it fully complies with the criteria set forth below:
(i)	it is resident in or otherwise subject to applicable securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Newfoundland and Labrador, Nova Scotia, Prince Edward Island, Northwest Territories or Nunavut and it is an “accredited investor” as such term is defined in NI 45-106 (substantially reproduced in Annex I to Schedule A hereto), it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of Annex I to Schedule A hereto, and it has concurrently initialled or placed a check mark in Annex I to Schedule A indicating that the Subscriber satisfies one of the categories of “accredited investor” set forth in such definition; or

(ii)	it is resident in or otherwise subject to applicable securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Newfoundland and Labrador, Nova Scotia, Prince Edward Island, Northwest Territories or Nunavut and it is purchasing a sufficient number of Units such that the aggregate acquisition cost to the Subscriber is not less than $150,000, paid in cash at the time of the trade, and it has concurrently completed Annex II to Schedule A; provided, however, that the Subscriber has not been created or used solely to purchase or hold securities in reliance on this exemption;
(r)	if it is not purchasing as principal, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser for whom it is acting, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to resale or distribution of all or any of the Securities, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Units for whom it may be acting as agent, and it and each beneficial purchaser is resident in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Newfoundland and Labrador, Nova Scotia, Prince Edward Island, Northwest Territories or Nunavut, it is an “accredited investor”, as such term is defined in NI 45-106, it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of Annex I to Schedule A hereto, and it has concurrently initialled or placed a check mark in Annex I to Schedule A indicating that the Subscriber satisfies one of the categories of “accredited investor” set forth in such definition, and
(i)	it is:
(I)	a trust company or trust corporation described in paragraph (p) of the definition of “accredited investor” as set out in Annex I to Schedule A excluding a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada; or

(II)	a person or company described in paragraph (q) of the definition of “accredited investor” as set out in Annex I to Schedule A; or
(ii)	it is acting as agent for one or more principals, each of which principal is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Securities and each of which principals satisfies all of the requirements described in Section 3(q) and, if any such principal is an “accredited investor” as such term is defined in NI 45-106, the Subscriber has placed the initials of any such principal in Annex I to Schedule A indicating that such principal satisfies one of the categories of “accredited investor” set forth in such definition and, if any such principal is one of the persons described in Section 3(q)(ii), the Subscriber has placed the initials of any such principal opposite such paragraph, and has indicated which of the foregoing paragraphs is applicable by initialling such paragraph;
(s)	if the Subscriber is resident in a jurisdiction (the “International Jurisdiction”) outside of Canada and the United States:
(i)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction (which are defined in this Subscription Agreement to mean, in respect of each and every offer or sale of Units, the securities legislation having application and the rules, policies, notices and orders issued by the securities regulatory authorities having jurisdiction over the Subscriber and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription, if there are any);

(ii)	the Subscriber is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the International Jurisdiction or, if such requirements are not applicable, the Subscriber is permitted to purchase the Units under the applicable securities laws of the International Jurisdiction without the need to rely on such exemptions; and

(iii)	the applicable securities laws of the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction and the distribution of the Units to the Subscriber by the Corporation complies with all applicable securities laws of the International Jurisdiction;
(t)	it acknowledges and agrees that the Warrants may not be transferred or assigned;

(u)	it is aware that the Units have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state and that Securities may not be offered or sold in the United States without registration under the 1933 Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the 1933 Act in respect of the Units;

(v)	it is not a U.S. Person (as defined in Regulation S under the 1933 Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Units on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person and the Subscriber confirms that the Units have not been offered to the Subscriber in the United States and that this Subscription Agreement has not been signed in the United States;

(w)	it undertakes and agrees that it will not offer, sell or otherwise dispose of the Securities in the United States or to a U.S. Person (as defined above) unless the Corporation has consented to such offer, sale or distribution and such offer, sale or distribution is made in accordance with an exemption from such registration requirements under the 1933 Act and the securities laws of all applicable states of the United States and further that it will not resell the Securities, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

(x)	it has no knowledge of a “material fact” or “material change” (as those terms are defined in applicable securities legislation) in the affairs of the Corporation that has not been generally disclosed to the public, other than knowledge of this particular transaction;

(y)	it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or, where it is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of its investment;

(z)	it acknowledges that the Units are being purchased pursuant to exemptions from the prospectus requirements contained in applicable securities legislation and, as a result:
(i)	the Subscriber is restricted from using most of the civil remedies available under applicable securities legislation;

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under applicable securities legislation; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation;
(aa)	(i) to the best of the Subscriber’s knowledge none of the funds comprising the Subscription Price (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(bb)	the Subscriber covenants to indemnify the Corporation against all losses, claims, costs, expenses and damages or liability which it may suffer or incur, caused or arising from reliance upon the representations, warranties, acknowledgements and covenants of the Subscriber contained herein and the Subscriber further agrees that by accepting the Units, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Date with the same force and effect as if they had been made by the Subscriber at the Closing Date and that they shall survive the purchase by the Subscriber of the Units and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Units.
4.	Closing. The sale of the Units will be completed at the Vancouver offices of the Corporation’s counsel at 9:00 a.m. (Vancouver time) or such other time as the Corporation may determine (the “Closing Time”) on October 6, 2006 or such other date or dates as the Corporation may determine (the “Closing Date”) provided that the Closing Date will occur on or before November 2, 2006 (the “Termination Date”). Prior to the Closing Time, the Subscriber shall deliver to the Corporation’s counsel this Subscription Agreement, duly completed, and the aggregate Subscription Price of the Units subscribed for hereby. The Corporation will deliver the certificates representing the Common Shares and Warrants subscribed for hereby to the Subscriber at the address of the Subscriber set out on the cover page of this Subscription Agreement on or before the day that is five (5) business days from the Closing Date. If the Closing Date does not occur on or before the Termination Date, then the Corporation will deliver the aggregate Subscription Price of the Units subscribed for hereby, without interest thereon, to the Subscriber at the Subscriber’s Address on the cover page of this Subscription Agreement on or before the tenth business day following the Termination Date. The Offering is conditional upon the Corporation obtaining conditional approval from the Toronto Stock Exchange (the “Exchange”) and the Nasdaq Small Cap Market for the Offering.

5.	Delivery of Documentation and Payment of Subscription Price. In order to subscribe for the Units indicated in this Subscription Agreement, the Subscriber shall deliver to McCarthy Tétrault LLP, 777 Dunsmuir Street, Suite 1300, Vancouver, British Columbia, Canada V7Y 1K2 Attention: Michael Urbani, no later than 4:00 p.m. (Vancouver time) on the day that is two (2) business days prior to the Closing Date:

(a)	this completed and duly executed Subscription Agreement (including Annex I to Schedule A and Annex II to Schedule A, hereto, as applicable);

(b)	such other documents as may be required by applicable securities legislation, policy statements and orders and the Exchange to permit the issue and sale of the Units pursuant to this Subscription Agreement; and

(c)	a certified cheque, bank draft or wire transfer to the account set out below payable to McCarthy Tétrault LLP, in trust, as counsel to the Corporation, for the aggregate Subscription Price of the Units subscribed for hereby unless alternative arrangements satisfactory to the Corporation and the Subscriber for payment of the aggregate Subscription Price have been made.

Wire Transfer Account
HSBC Bank Canada
Account No.	266944-090
Transit No.	10020
Routing No.	021001088
Swift No.	HKBC CATT
Such funds shall be held in trust and may only be released to the Corporation upon final approval by the Exchange of the private placement contemplated hereby and the receipt of all other required regulatory approvals. In the event that such approvals are not received by the Termination Date, such funds shall forthwith be returned to the Subscriber, at the address set forth on the cover page of this Subscription Agreement, without interest thereon, to the Subscriber at the Subscriber’s Address on the cover page of this Subscription Agreement on or before the tenth business day following the Termination Date.

6.	Accuracy. The Subscriber acknowledges that it has carefully read this Subscription Agreement, and each of the representations and warranties set forth herein will be true and correct both as of the time of execution of this Subscription Agreement and as of the date of acceptance hereof (if accepted) by the Corporation and time of issuance of the Units subscribed for.

7.	Representations, Warranties and Covenants of the Corporation. The Corporation represents and warrants to the Subscriber, and acknowledges that the Subscriber is relying upon such representations and warranties, that:
(a)	the Corporation has the full corporate power and authority to execute and deliver this Subscription Agreement and to issue the Units;

(b)	this Subscription Agreement constitutes a binding obligation of the Corporation enforceable in accordance with its terms;

(c)	the execution and delivery of, and the performance of the terms of, this Subscription Agreement by the Corporation, including the issue of the Units pursuant hereto does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound;
8.	Survival of Representations, etc.: The representations, warranties and covenants of the Subscriber herein are made by the Subscriber with the knowledge and intent that they are being and will be relied upon by the Corporation in connection with the transactions contemplated hereby, including for purposes of determining the suitability of the Subscriber as a purchaser of Units and the availability of prospectus exemptions in connection with the offering and sale to the Subscriber or the beneficial Subscriber, as the case may be, of the Units, and the Subscriber hereby agrees to indemnify the Corporation and each of its directors, officers, employees, agents and control persons against all losses, claims, costs, expenses, damages and liabilities which any of them may suffer or incur caused or arising from any inaccuracy therein or breach thereof. The Subscriber hereby undertakes to notify the Corporation (at the address of the Corporation set forth above) immediately of any change in any representation, warranty or covenant set forth herein or any other information set forth herein relating to the Subscriber that arises prior to the Closing Time. The representations, warranties and covenants contained herein shall survive the closing of the transactions contemplated hereby.

9.	Headings: The division of this Subscription Agreement into paragraphs and the insertion of headings are for convenience of reference only and shall not effect the construction or interpretation of this Subscription Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Subscription Agreement and not to any particular paragraph or any portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, paragraphs and subparagraphs are to sections, paragraphs and subparagraphs of this Subscription Agreement.

10.	Extended Meanings: In this Subscription Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated associations and corporations.

11.	Costs and Expenses: All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

12.	Counterparts: This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be executed either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

13.	Currency: Unless otherwise indicated, all references to currency herein are to lawful money of Canada.

14.	Schedules: The schedules attached hereto are incorporated by reference and deemed to be part hereof.

15.	Further Assurances: Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the closing of the transactions contemplated hereby, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Subscription Agreement.

16.	Time of the Essence: Time shall be of the essence of this Subscription Agreement.

17.	Benefit of the Agreement: This Subscription Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

18.	Entire Agreement: This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties hereto other than as expressly set forth in this Subscription Agreement.

19.	Amendments and Waivers: No amendment to this Subscription Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto. No waiver of any breach of any provision of this Subscription Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

20.	Assignment: The terms of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and its respective heirs, executors, administrators, successors and assigns, provided that, except for the assignment by the Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement may not be assigned by either party without the prior written consent of the other party.

21.	Governing Law: This Subscription Agreement is governed by and shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

22.	Attornment: For the purpose of all legal proceedings this Subscription Agreement will be deemed to have been performed in British Columbia and the Courts of British Columbia will have jurisdiction to entertain any action arising under this Subscription Agreement. The parties hereto each hereby attorns to the jurisdiction of the Courts of British Columbia.

23.	Facsimiled Subscription Agreements: The Corporation shall be entitled to rely on delivery by facsimile of an executed copy of this Subscription Agreement, and acceptance by the Corporation of such facsimile copy shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

24.	Language: The parties hereby request that this Subscription Agreement and any related documents be drafted only in the English language. Les parties demandent par les présentes que la présente souscription ainsi que tous les documents y afférents soient rédiges en langue anglaise seulement.

25.	Personal Information: If an individual, the Subscriber hereby consents to the disclosure of information regarding such individual by the Corporation to the Exchange, and the collection, use and disclosure of such information by the Exchange, in each case to the extent required by, and in accordance with, the rules of the Exchange as in effect from time to time.

ACCEPTANCE
The undersigned hereby accepts the above subscription as of this _____ day of _______________, 2006.

SPECTRUM SIGNAL PROCESSING INC.
By:
Signature
Name:

SCHEDULE A
SUBSCRIBER QUALIFICATIONS, REPRESENTATIONS, WARRANTIES AND COVENANTS
     By executing this Subscription Agreement, the Subscriber represents, warrants and covenants (on its own behalf or, if applicable, on behalf of those for whom the Subscriber is contracting hereunder) to and in favour of the Corporation (which representations, warranties and covenants will be true and correct both as of the execution of this Subscription Agreement by the Subscriber and as of the Closing Time and will survive the closing of the purchase of the Units) and acknowledges that the Corporation and its counsel are relying thereon that:
ALL SUBSCRIBERS
(a)	either (i) the Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Units and the Subscriber complies with paragraph (a) or (a) below by virtue of the place of residence or by virtue of its purchase hereunder otherwise being subject to the applicable securities legislation of such jurisdiction; or (ii) if the Subscriber is acting as agent or trustee for one or more beneficial purchasers whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser is purchasing as principal for its own account and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Units, and each beneficial purchaser complies with paragraph (a) or (a) below by virtue of its place of residence or by virtue of its purchase hereunder otherwise being subject to the applicable securities legislation of such jurisdiction; or (iii) the Subscriber is deemed under the securities laws of the jurisdiction of its place of residence and the securities laws of each jurisdiction applicable to its purchase hereunder to be purchasing as principal, by virtue of the fact that the Subscriber complies with one or more of the following clauses as are applicable to it:
(i)	the Subscriber, if it is resident in, or its purchase hereunder is otherwise subject to the applicable securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Newfoundland and Labrador, Nova Scotia, Prince Edward Island, Northwest Territory or Nunavut is
A.	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a province or territory of Canada other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in another province or territory of Canada) or a country other than Canada or a political subdivision of a country other than Canada, trading as a trustee or agent on behalf of a “fully managed account” (as defined in Annex I to Schedule A); or

B.	a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a province or territory of Canada or a country other than Canada or a political subdivision of a country other than Canada as a portfolio manager or under an equivalent category of advisor or is exempt from registration as a portfolio manager or the equivalent category of advisor; and
(ii)	the Subscriber, if it is resident in, or its purchase hereunder is otherwise subject to the applicable securities legislation of Québec, is a trust company licensed under the Trust Companies and Savings Companies Act (Québec), an insurance company holding a license under the Act respecting Insurance (Québec) or a dealer or adviser appropriately registered under the Securities Act (Québec) and is purchasing the Units as trustee or as agent for the portfolio of a third person managed solely by the Subscriber; AND

SUBSCRIBERS RESIDENT IN BRITISH COLUMBIA, ALBERTA, SASKATCHEWAN, MANITOBA, ONTARIO, QUEBEC, NEWFOUNDLAND AND LABRADOR, NOVA SCOTIA, PRINCE EDWARD ISLAND, NORTHWEST TERRITORIES OR NUNAVUT
(a)	if the Subscriber is a resident of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Newfoundland and Labrador, Nova Scotia, Prince Edward Island, Northwest Territories, Nunavut or an International Jurisdiction (defined below) then the Subscriber or beneficial purchaser, as the case may be, is either:
(i)	an “accredited investor” as defined in National Instrument 45-106 — Prospectus and Registration Exemptions (“NI 45-106”) such that one or more of the categories set forth in Annex I to this Schedule A correctly and in all respects describes it, and the Subscriber has so indicated by checking the box opposite each category on such Annex I which so describes it or the beneficial purchaser, as applicable, and the Subscriber acknowledges that by signing this Subscription Agreement it is certifying that the statements made by checking the appropriate accredited investor categories are true and correct and it was not created or formed or used solely for the purpose of purchasing or holding the Units as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” as set forth in NI 45-106; OR
(ii)	a person that is permitted to subscribe for common shares in the capital of the Corporation pursuant to the Minimum Amount Investment Exemption under Section 2.10 of NI 45-106 such that the category set forth at Annex II to this Schedule A correctly and in all respects describes it, and the Subscriber has so indicated by initialling the box on such Annex II, and the Subscriber acknowledges that by signing this Subscription Agreement and by initialling the box on such Annex II it is certifying that the statements made in respect of the Minimum Amount Investment Exemption are true and correct; OR
SUBSCRIBERS RESIDENT IN AN INTERNATIONAL JURISDICTION
(a)	if the Subscriber is resident outside of Canada and the United States, then it is:
(i)	an “accredited investor” as defined in National Instrument 45-106 — Prospectus and Registration Exemptions (“NI 45-106”) such that one or more of the categories set forth in Annex I to this Schedule A correctly and in all respects describes it, and the Subscriber has so indicated by checking the box opposite each category on such Annex I which so describes it or the beneficial purchaser, as applicable, and the Subscriber acknowledges that by signing this Subscription Agreement it is certifying that the statements made by checking the appropriate accredited investor categories are true and correct and it was not created or formed or used solely for the purpose of purchasing or holding the Units as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” as set forth in NI 45-106; OR

(ii)	a person that is permitted to subscribe for common shares in the capital of the Corporation pursuant to the Minimum Amount Investment Exemption under Section 2.10 of NI 45-106 such that the category set forth at Annex II to this Schedule A correctly and in all respects describes it, and the Subscriber has so indicated by initialling the box on such Annex II, and the Subscriber acknowledges that by signing this Subscription Agreement and by initialling the box on such Annex II it is certifying that the statements made in respect of the Minimum Amount Investment Exemption are true and correct; AND

(iii)	the Subscriber is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the acquisition of the Units, if any; AND

(iv)	the Subscriber is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption; AND

(v)	the applicable laws of the Authorities in the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Units.

ANNEX I to SCHEDULE A
To be completed by all Subscribers that are an Accredited Investor under NI 45-106
The Subscriber and any beneficial subscriber are each a resident of or otherwise subject to the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Newfoundland and Labrador, Nova Scotia, Prince Edward Island, Northwest Territories or Nunavut or an International Jurisdiction and each is an “accredited investor”, as such term is defined in section 1.1 of NI 45-106, and the Subscriber and any beneficial subscriber, as applicable, falls within one or more of the following categories (please check one or more, as applicable):
☐ (a)	a Canadian financial institution, or a Schedule III bank;

☐ (b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐ (c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐ (d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐ (e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐ (f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

☐ (g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐ (h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐ (i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐ (j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐ (k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐ (l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☐ (m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐ (n)	an investment fund that distributes or has distributed its securities only to
(i)	a person that is or was an accredited investor at the time of the distribution,

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(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106; or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;
☐ (o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐ (p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐ (q)	a person acting on behalf of a fully managed account managed by that person, if that person
(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund;
☐ (r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐ (s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐ (t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐ (u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

☐ (v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as
(i)	an accredited investor, or

(ii)	an exempt purchaser in Alberta or British Columbia after NI 45-106 comes into force.
For the purposes of this Annex II, the following definitions are included for convenience:
“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means
(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

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“director” means (a) a member of the board of directors of a company or an individual who performs similar functions for a company, and (b) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility advisor” means
(a)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(b)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(c)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(d)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;
“financial assets” means
(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 — Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada except when used in the term “foreign jurisdiction”;

“person” includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means
(a)	the Executive Director, as defined under section 1 of the Securities Act (British Columbia); and

(b)	such other person as is referred to in Appendix D of National Instrument 14-101 — Definitions;

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“related liabilities” means
(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;
“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“securities legislation” means
(a)	for British Columbia, the Securities Act (British Columbia) and the regulations, rules and forms under such Act and the blanket rulings and orders issued by the British Columbia Securities Commission; and

(b)	for other Canadian jurisdictions, such other statutes and instruments as are listed in Appendix B of National Instrument 14-101 — Definitions;
“securities regulatory authority” means
(a)	the British Columbia Securities Commission; and

(b)	in respect of any local jurisdiction other than British Columbia, means the securities commission or similar regulatory authority listed in Appendix C of National Instrument 14-101 — Definitions;
“spouse” means, an individual who,
(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Audit Interdependent Relationships Act (Alberta);
“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

“voting security” means a security of an issuer that:
(a)	is not a debt security; and

(b)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.
An issuer is considered to be affiliated with another issuer if:
(a)	one of them is the subsidiary of the other; or

(b)	each of them is controlled by the same person.

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A person is considered to beneficially own securities that:
(a)	for the purposes of Saskatchewan, British Columbia, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, Northwest Territories and Nunavut securities law, are beneficially owned by
(i)	an issuer controlled by that person; or

(ii)	an affiliate of that person or an affiliate of an issuer controlled by that person;
(b)	for the purposes of Alberta securities law, are beneficially owned by
(i)	a company controlled by that person or an affiliate of that company;

(ii)	an affiliate of that person; or

(iii)	through a trustee, legal representative, agent or other intermediary of that person.
A person (first person) is considered to control another person (second person) if:
(a)	the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

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ANNEX II to SCHEDULE A
To be completed by all Subscribers relying on the
Minimum Amount Investment Exemption under NI 45–106
The Subscriber may rely on and is relying on the minimum amount investment exemption under NI 45–106 and confirms that: (a) the Subscriber is resident in or is otherwise subject to the laws of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Newfoundland and Labrador, Nova Scotia, Prince Edward Island, Northwest Territories or Nunavut or an International Jurisdiction, (b) the Subscriber purchases the Units as principal, (c) the acquisition cost to Subscriber is not less than CDN$150,000 paid in cash at the closing of the purchase of the Units, and (d) the Subscriber has not been created or used solely to hold securities in reliance on the minimum amount investment exemption under NI 45–106.
☐  (please initial to confirm the foregoing and your reliance on this exemption)
The meanings of the capitalized terms in the Subscription Agreement are imported into this Annex II and the following definitions are included for convenience:
“person” includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.
Other terms which are used in this Annex II and not otherwise defined and which are defined in the Securities Act (British Columbia), the regulations, rules and policy statements made thereunder, as amended, have the meanings defined in such legislation, regulations, rules and policy statements.

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SCHEDULE B
FORM OF WARRANT CERTIFICATE

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